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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


       We consent to the use in this Amendment No. 1 to Registration Statement No. 333-96587 of Dick's Sporting Goods, Inc. on Form S-1 of our report dated July 1, 2002 (July 15, 2002 as to Note 15) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated July 1, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


       We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

August 26, 2002